Exhibit 99.1

The First Bancorp Reports Record Nine-Month Results

DAMARISCOTTA, ME, October 19, 2016 – The First Bancorp (Nasdaq: FNLC), parent company of First National Bank, today announced operating results for the nine months ended September 30, 2016. Net income was $13.7 million, up $1.3 million or 10.1% from the first nine months of 2015 and earnings per common share on a fully diluted basis of $1.27 were up $0.11 or 9.5% from the same period in 2015. The Company also announced operating results for the quarter ended September 30, 2016. Net income was $4.6 million, up $374,000 or 8.9% from the third quarter of 2015 and earnings per common share on a fully diluted basis of $0.42 were up $0.03 or 7.7% from the same period in 2015.
“This was the best performance for the first nine months of the year in the Company’s history,” Tony C. McKim, the Company’s President and Chief Executive Officer observed. “It was also the second best quarter in the Company’s history, just $62,000 below the record set in the second quarter of this year. Increased net interest income continues to drive our 2016 performance, the result of strong growth in earning assets. We maintained the quarterly dividend at 23 cents per share in the third quarter and we continue to pay out more than half of our net income to our shareholders in the form of cash dividends.
“Total earning assets are up $60.6 million year to date and $113.7 million from a year ago,” noted President McKim. “Total loans have increased $40.4 million or 4.1% year to date, and year over year, total loans are up $65.8 million or 6.8%. After topping the $1.0 billion mark in the first quarter of this year, the loan portfolio dropped slightly in the third quarter. This was partly due to lines of credit paying down earlier than expected as a result of this year’s strong summer tourist season. The investment portfolio is up $7.8 million or 1.6% year-to-date despite the call of a significant volume of securities in 2016, and year-over-year, the portfolio is up $9.9 million or 2.1%. On the funding side of the balance sheet, low-cost deposits are up $93.4 million or 16.1% since year end and $98.8 million or 17.2% year-over-year.
“Net interest income on a tax equivalent basis for the first nine months of 2016 was up $1.9 million or 5.8% from the same period in 2015,” President McKim continued, “with all of the increase attributable to growth in earning assets, specifically in the loan portfolio, and a small takeaway attributable to our net interest margin slipping to 3.08% in 2016 versus 3.09% in 2015 due to the above-noted securities calls. Non-interest income for the first nine months of 2016 was down $28,000 or 0.3% from the first nine months of 2015 due to a lower level of gains from sale of securities. This was greatly offset, however, by a $441,000 or 40.3% increase in mortgage origination income. Non-interest expense for the first nine months of 2016 was $102,000 or 0.5% below the same period in 2015, primarily due to a reduction in other-credit-related costs outside of the provision for loan losses.
“This reduction in other-credit-related costs was driven by continued improvement in credit quality,” President McKim said. “Non-performing assets stood at 0.49% of total assets as of September 30, 2016 - well below the 0.65% level of non-performing assets a year ago, and down from 0.57% at year end. Past-due loans were 0.95% of total loans at September 30, 2016, down from 1.01% a year ago. We provisioned $1.1 million for loan losses in the first nine months of 2016, up $25,000 from the amount we provisioned in the first nine months of 2015. The allowance for loan losses stood at 1.00% of total loans as of September 30, 2016, even with our levels at December 31, 2015 and September 30, 2015.”
“All of these positive factors can be seen in our operating ratios,” observed F. Stephen Ward, the Company’s Chief Financial Officer. “Our return on average assets was 1.15% for the first nine months of 2016 compared to a 1.11% return for the first nine months of 2015, and our return on average tangible common equity was 12.67% compared to 12.29% for the same periods, respectively. In comparison, the average for the Bank’s UBPR peer groups was 9.46% as of June 30, 2016, placing us in the 85th percentile. Our efficiency ratio stood at 50.19% for the first nine months of 2016 compared to 53.76% for the first nine months of 2015 and remains well below the Bank’s UBPR peer group average which stood at 64.25% as of June 30, 2016.
“The First Bancorp’s price per share was $23.97 at September 30, 2016, up $3.50 from December 31, 2015, and with dividends reinvested, our total return for the first nine months of 2016 was 21.03%,” Mr. Ward noted. “We outperformed the broad market during this period, as measured by the S&P 500 which had a total return with dividends reinvested of 7.84%, as well the Russell 2000, in which we are included, which had a total return of 11.45%. We also outperformed the banking industry, with total returns year to date of 7.60% for the KBW Regional Bank Index and 6.91% for the Nasdaq Bank Index.”

“The Board of Directors maintained the quarterly dividend at 23 cents per share in the third quarter of 2016,” President McKim commented. “Based on the September 30, 2016 closing price of $23.97 per share, our annualized dividend yield is a respectful 3.84%. In managing our capital, we continue to balance the dividend payout level with retaining sufficient earnings to remain well capitalized and support future asset growth while remaining mindful that the dividend continues to be one of the major reasons people invest in our stock.
“We continue to have an excellent year in 2016,” President McKim concluded. “Growth in earning assets has fueled the $1.9 million increase in net interest income on a tax-equivalent basis posted in the first nine months of 2016, and our asset growth was primarily in the loan portfolio. By all appearances, Maine had an excellent summer tourist season in 2016 which positively impacted our balance sheet with continued strong loan demand and excellent deposit growth. I continue to be proud of the tremendous team of people we have at First National Bank whose dedication, hard work and customer focus results in our ongoing success.”

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except per share data	September 30, 2016	December 31, 2015	September 30, 2015
Assets
Cash and due from banks	$23,456	$14,299	$19,169
Interest-bearing deposits in other banks	15,098	4,013	301
Securities available for sale	282,293	223,039	215,933
Securities to be held to maturity	188,770	240,023	245,322
Restricted equity securities, at cost	14,048	14,257	13,912
Loans held for sale	1,228	349	200
Loans	1,028,992	988,638	963,151
Less allowance for loan losses	10,298	9,916	9,677
Net loans	1,018,694	978,722	953,474
Accrued interest receivable	5,079	4,912	5,189
Premises and equipment	21,779	21,816	21,704
Other real estate owned	855	1,532	1,916
Goodwill	29,805	29,805	29,805
Other assets	33,983	32,043	32,747
Total assets	$1,635,088	$1,564,810	$1,539,672
Liabilities
Demand deposits	$158,476	$130,566	$128,555
NOW deposits	295,708	242,638	246,155
Money market deposits	76,685	92,994	95,217
Savings deposits	218,425	206,009	199,131
Certificates of deposit	192,424	158,529	141,946
Certificates $100,000 to $250,000	183,991	175,077	204,707
Certificates $250,000 and over	48,040	37,376	42,654
Total deposits	1,173,749	1,043,189	1,058,365
Borrowed funds	268,098	337,457	297,369
Other liabilities	17,247	16,666	16,797
Total Liabilities	1,459,094	1,397,312	1,372,531
Shareholders' equity
Common stock	108	108	107
Additional paid-in capital	60,500	59,862	59,667
Retained earnings	112,900	106,673	105,273
Net unrealized gain on securities available-for-sale	2,708	1,123	2,318
Net unrealized loss on transferred securities	(124)	(112)	(99)
Net unrealized gain on cash flow hedging derivative instruments	58	—	—
Net unrealized loss on postretirement benefit costs	(156)	(156)	(125)
Total shareholders' equity	175,994	167,498	167,141
Total liabilities & shareholders' equity	$1,635,088	$1,564,810	$1,539,672
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	10,788,329	10,753,855	10,747,495
Book value per common share	$16.31	$15.58	$15.55
Tangible book value per common share	$13.53	$12.78	$12.75

The First Bancorp
Consolidated Statements of Income (Unaudited)

	For the nine months ended September 30,		For the quarter ended September 30,
In thousands of dollars, except per share data	2016	2015	2016	2015
Interest income
Interest and fees on loans	$29,759	$27,247	$10,021	$9,235
Interest on deposits with other banks	17	16	9	3
Interest and dividends on investments	10,383	10,509	3,253	3,595
Total interest income	40,159	37,772	13,283	12,833
Interest expense
Interest on deposits	4,382	3,995	1,538	1,236
Interest on borrowed funds	3,568	3,486	1,216	1,086
Total interest expense	7,950	7,481	2,754	2,322
Net interest income	32,209	30,291	10,529	10,511
Provision for loan losses	1,125	1,100	375	200
Net interest income after provision for loan losses	31,084	29,191	10,154	10,311
Non-interest income
Investment management and fiduciary income	1,805	1,706	591	548
Service charges on deposit accounts	1,711	1,801	528	564
Net securities gains	668	1,396	137	1
Mortgage origination and servicing income	1,534	1,093	896	388
Other operating income	3,721	3,471	1,317	1,474
Total non-interest income	9,439	9,467	3,469	2,975
Non-interest expense
Salaries and employee benefits	11,136	10,944	3,931	3,784
Occupancy expense	1,735	1,772	589	556
Furniture and equipment expense	2,416	2,324	819	772
FDIC insurance premiums	631	667	210	221
Amortization of identified intangibles	32	47	10	11
Other operating expense	5,900	6,198	1,846	2,363
Total non-interest expense	21,850	21,952	7,405	7,707
Income before income taxes	18,673	16,706	6,218	5,579
Applicable income taxes	4,984	4,269	1,656	1,391
Net Income	$13,689	$12,437	$4,562	$4,188
Basic earnings per share	$1.28	$1.17	$0.43	$0.39
Diluted earnings per share	$1.27	$1.16	$0.42	$0.39

The First Bancorp
Selected Financial Data (Unaudited)

	As of and for the nine months ended September 30,		As of and for the quarters ended September 30,
Dollars in thousands, except for per share amounts	2016	2015	2016	2015

Summary of Operations
Interest Income	$40,159	$37,772	$13,283	$12,833
Interest Expense	7,950	7,481	2,754	2,322
Net Interest Income	32,209	30,291	10,529	10,511
Provision for Loan Losses	1,125	1,100	375	200
Non-Interest Income	9,439	9,467	3,469	2,975
Non-Interest Expense	21,850	21,952	7,405	7,707
Net Income	13,689	12,437	4,562	4,188
Per Common Share Data
Basic Earnings per Share	$1.28	$1.17	$0.43	$0.39
Diluted Earnings per Share	1.27	1.16	0.42	0.39
Cash Dividends Declared	0.680	0.650	0.230	0.220
Book Value per Common Share	16.31	15.55	16.31	15.55
Tangible Book Value per Common Share	13.53	12.75	13.53	12.75
Market Value	23.97	19.10	23.97	19.10
Financial Ratios
Return on Average Equity (a)	10.48%	10.05%	10.24%	9.97%
Return on Average Tangible Common Equity (a)	12.67%	12.29%	12.33%	12.18%
Return on Average Assets (a)	1.15%	1.11%	1.12%	1.09%
Average Equity to Average Assets	10.94%	11.05%	10.99%	10.88%
Average Tangible Equity to Average Assets	9.06%	9.03%	9.12%	8.92%
Net Interest Margin Tax-Equivalent (a)	3.08%	3.09%	2.98%	3.11%
Dividend Payout Ratio	53.13%	55.56%	53.49%	56.41%
Allowance for Loan Losses/Total Loans	1.00%	1.00%	1.00%	1.00%
Non-Performing Loans to Total Loans	0.69%	0.83%	0.69%	0.83%
Non-Performing Assets to Total Assets	0.49%	0.65%	0.49%	0.65%
Efficiency Ratio	50.19%	53.76%	50.25%	53.88%
At Period End
Total Assets	$1,635,088	$1,539,672	$1,635,088	$1,539,672
Total Loans	1,028,992	963,151	1,028,992	963,151
Total Investment Securities	485,111	475,167	485,111	475,167
Total Deposits	1,173,749	1,058,365	1,173,749	1,058,365
Total Shareholders' Equity	175,994	167,141	175,994	167,141
(a) Annualized using a 366-day basis for 2016 and a 365-day basis for 2015.

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total which, as adjusted, increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.

The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2016 and 2015.

	For the nine months ended		For the quarters ended
In thousands of dollars	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net interest income as presented	$32,209	$30,291	$10,529	$10,511
Effect of tax-exempt income	2,291	2,332	785	775
Net interest income, tax equivalent	$34,500	$32,623	$11,314	$11,286
The Company presents its efficiency ratio using non-GAAP information which is most commonly used by financial institutions. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the nine months ended		For the quarters ended
In thousands of dollars	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Non-interest expense, as presented	$21,850	$21,952	$7,405	$7,707
Net interest income, as presented	32,209	30,291	10,529	10,511
Effect of tax-exempt income	2,291	2,332	785	775
Non-interest income, as presented	9,439	9,467	3,469	2,975
Effect of non-interest tax-exempt income	267	136	89	45
Net securities gains	(668)	(1,396)	(137)	(1)
Adjusted net interest income plus non-interest income	$43,538	$40,830	$14,735	$14,305
Non-GAAP efficiency ratio	50.19%	53.76%	50.25%	53.88%
GAAP efficiency ratio	52.46%	55.21%	52.90%	57.15%

The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's preferred stock and intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the nine months ended		For the quarters ended
In thousands of dollars	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Average shareholders' equity as presented	$174,414	$165,421	$177,311	$166,572
Less intangible assets	(30,092)	(30,137)	(30,082)	(30,125)
Tangible average shareholders' equity	$144,322	$135,284	$147,229	$136,447

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact F. Stephen Ward, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3272.